Exhibit 10.3

FORM OF AMENDMENT TO CREDITOR CONVERSION AGREEMENT

THIS AMENDMENT (the "Amendment") is made as of September 22, 2024, by and between ScanTech Identification Beam Systems LLC ("ScanTech") and [ ] ("Creditor").

WHEREAS, ScanTech and Creditor are parties to that certain Creditor Conversion Agreement dated 11 December 2023 (the "Agreement");

WHEREAS, the parties desire to amend certain terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Share Allocation. Section 3 of the Agreement is hereby amended to provide that Creditor shall receive the number of membership units of ScanTech required to convert at the Conversion Ratio (as defined in the Business Combination Agreement, as amended) into [ ] shares of Pubco Common Stock at the Closing of the Company Merger (the “Conversion Shares”), representing a return of approximately One Hundred Twenty-five percent (125.00%) of Creditor's original investment based on the value of the Pubco Common Stock at the present Conversion Ratio of $9.87.

2. Extension of Deadline. Section 14 of the Agreement is hereby amended to replace "May 1, 2024" with "December 31, 2024".

3. Share Sale Restrictions. A new Section 17 is hereby added to the Agreement as follows:

"17. Responsible Sales. Creditor agrees to sell its shares in a manner that is consistent with responsible trading practices, aiming to preserve the long-term value of the Pubco Common Stock and to minimize any undue disruption to the market for said shares. Creditor shall take into account prevailing market conditions, including trading volumes and price movements, and shall encourage its designated broker(s) to conduct sales using execution methods that promote market stability, such as execution algorithms or other mechanisms designed to minimize volatility and integrate sales within normal market flows. Creditor shall at all times endeavor to avoid sales that would adversely affect the price of Pubco Common Stock, particularly during periods of low liquidity or high market sensitivity. In all cases, Creditor shall use reasonable efforts to stagger sales over time in a manner that reflects standard market practice, capping Creditor’s aggregate weekly sales volume at no greater than Five percent (5.0%) of the total Conversion Shares issued under this Agreement per week, thereby reducing the likelihood of adverse price fluctuations or market disruptions resulting from concentrated sales activities.”

4. No Other Changes. Except as expressly amended hereby, the Agreement remains in full force and effect.

[ THIS SPACE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW. ]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SCANTECH IDENTIFICATION BEAM SYSTEMS, LLC

By:
Dolan Falconer
Chief Executive Officer

[ ]

By:
[ ]

[ Signature Page to Amendment to Creditor Conversion Agreement ]

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